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                                                                      EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                Years ended December 31,
                                                ------------------------
                                         2002            2001             2000
                                         ----            ----             ----
Average shares outstanding               4,171,703       4,178,200        4,178,200
                                     =============   =============    =============

Net income                           $   4,003,000   $   4,498,000    $   4,625,000
                                     =============   =============    =============

Earnings per common share            $         .96   $        1.08    $        1.11
                                     =============   =============    =============

                                                                             35.